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                                                                    Exhibit 10.1

                           Carey Financial Corporation
                              50 Rockefeller Plaza
                               New York, NY 10020

                  CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                            SELECTED DEALER AGREEMENT

                               October ____, 2002

Ladies/Gentlemen:

         We have agreed to use our best efforts to sell, along with a group of selected dealers (collectively, the "Selected Dealers") to be formed with our assistance, shares of common stock (the "Shares") of Corporate Property Associates 15 Incorporated (the "Company") including those which are being offered pursuant to the Company's 2001 Dividend Reinvestment and Share Purchase Plan, registered on Form S-11, Registration No. 333-55584 (the "DRIP"). The Shares are being offered by us, as Sales Agent for the Company, and by the Selected Dealers. The terms of the offering of the Shares (the "Offering") are more fully described in one or more prospectuses (collectively the "Prospectus"), receipt of which you hereby acknowledge.

         We are hereby inviting you to act as a Selected Dealer for the Offering, subject to the other terms and conditions set forth below. You hereby confirm that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), that you have complied with all applicable federal and state broker-dealer registration requirements and that you are not a "discount broker" as that term is commonly understood in the brokerage industry. Upon execution of this Selected Dealer Agreement (the "Selected Dealer Agreement"), you agree to be bound by the terms and conditions of the Sales Agency Agreement between us, as Sales Agent and the Company (the "Sales Agency Agreement") (to the extent such terms apply to the Selected Dealers), a copy of which is attached hereto as Exhibit A and of which this Selected Dealer Agreement is a part.

         Capitalized terms used herein and not otherwise defined herein shall have the same meaning as in the Sales Agency Agreement.

         The Company represents, warrants and agrees that it

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement and amendments thereto on Form S-11 (File No. 333-xxxxx), containing a preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act") and the regulations thereunder (the "Regulations"), and will prepare and file with the Commission any amendments to the registration statement necessary for it to become effective, including an amended preliminary prospectus. The registration statement, as amended, and the amended prospectus on file with the Commission at the time the registration statement becomes effective (including financial
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statements, exhibits and all other documents filed as a part thereof or incorporated therein), and any registration statement related thereto filed under Rule 462(b) of the Securities Act, are herein called the "Registration Statement" and the "Prospectus," respectively, except that if a Registration Statement is amended by a post-effective amendment, the term "Registration Statement" shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term "Prospectus" shall refer to the prospectus as so amended, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term "Prospectus" shall refer to the Prospectus filed pursuant to either of such Rules from and after the date on which it shall have been mailed for filing with the Commission. Further, if a separate prospectus is filed and becomes effective with respect solely to the DRIP (a "DRIP Prospectus"), the term "Prospectus" shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus.

         (b) The Registration Statement has been prepared and filed by the Company in conformity with the Act and the applicable instructions and Regulations. The Commission has not issued any order preventing or suspending the use of any prospectus or preliminary prospectus filed with the Registration Statement or any amendments thereto. At the time the Registration Statement becomes effective (the "Effective Date") and at the time that any post-effective amendments thereto become effective and at all times subsequent thereto up to the Termination Date (as defined in Section 3(d) hereof), the Registration Statement and Prospectus (as amended or as supplemented) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all respects conform to the requirements of the Act and the Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full power and authority to conduct the business in which it is engaged in as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary.

         (d) The Shares, when issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of
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the Company; and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

         (e) The Company is not in violation of its Articles of Incorporation ("Articles") or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound.

         (f) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessment have become due.

         (g) There is no action, suit or proceeding pending or, to the best of the knowledge, information and belief of the Company, threatened to which the Company is a party, before or by any court or governmental agency or body.

         (h) The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and PricewaterhouseCoopers LLP, whose report is filed with the Commission as a part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

         (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, (a) there has not been any material adverse change in the condition (financial or otherwise) of the Company or in the earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (b) there have not been any material transactions entered into by the Company except in the ordinary course of business.

         (j) The Company does not intend to conduct its business so as to be an "investment company" as that term is defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an "investment company" within the meaning of the Investment Company Act of 1940.

         (k) This Selected Dealer Agreement, the Sales Agency Agreement and Advisory Agreement (the "Advisory Agreement") between the Company and Carey Asset Management Corp. (the "Advisor") have been duly and validly authorized, executed and delivered by the Company and constitute the valid agreements of the Company enforceable in accordance with their terms. The execution and delivery of this Selected Dealer Agreement, the Sales Agency
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Agreement and the Advisory Agreement, the consummation of the transactions herein and therein contemplated and the compliance with the terms of this Selected Dealer Agreement, the Sales Agency Agreement and the Advisory Agreement by the Company will not conflict with or constitute a default under the Articles or Bylaws or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its property, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 8 of this Selected Dealer Agreement may be limited under applicable securities law; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Selected Dealer Agreement, the Sales Agency Agreement or the Advisory Agreement by the Company, or for the consummation of the transactions contemplated hereby and thereby (except such as have been obtained under the Act or as may be required under state securities or "blue sky" laws in connection with the distribution of the Shares).

         (l) The Company is not a party to or bound by any contract or other instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described and filed as required.

         (m) The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the "Code") for qualification of the Company as a real estate investment trust. The Company has elected to be treated as a real estate investment trust under the Code and will direct the investment of the proceeds of the offering of the Shares in such a manner, and will otherwise operate the business of the Company, so as to comply with such requirements.

         (n) The Company complies with the applicable privacy provision of the Gramm-Leach-Bliley Act and the applicable provisions of the USA Patriot Act, in all material respects.

         Upon notification by us, you may offer the Shares at the public offering price stated in the Prospectus, subject to the terms and conditions hereof. The public offering price of the Shares and the amount of your Selling Commission that is re-allowed by us to you with respect to volume sales of Shares to "single purchasers" on orders of $250,000 or more (as defined in the Prospectus) shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to single purchasers, your Selling Commission will be reduced for each incremental Share purchase in the total volume ranges set forth in the table below. Such reduced Share price purchase price will not affect the amount received by the company for investment. The following table sets forth the reduced Share purchase price and Selling Commission payable to you:
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
                                                                            Selling Commission Per Share on
                 Volume Discount         Purchase Price Per Share For      Total Sale for Incremental Share
                   Range for a           Incremental Share In Volume                      in
               "Single Purchaser"               Discount Range                   Volume Discount Range
               ------------------               --------------                   ---------------------
           $    2,000 - $  250,000                 $10.00                                $0.65
           $  250,001 - $  500,000                 $ 9.85                                $0.50
           $  500,001 - $  750,000                 $ 9.70                                $0.35
           $  750,001 - $1,000,000                 $ 9.60                                $0.25
           $1,000,001 - $5,000,000                 $ 9.50                                $0.15

         As an example, a single purchaser would receive 50,380 Shares (rather than 50,000 Shares) for his investment of $500,000 and the Selling Commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25, 000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

         A refund will be made to the purchaser for any fractional Shares based on the public offering price if such refund is in excess of $1.00. In the example, $7.00 would be refunded for the fractional Share.

         Selling Commissions for purchases of $5,000,000 or more are negotiable but in no event will the proceeds to the Company be less than $9.35 per Share. We agree to re-allow to you a Selected Dealer Fee of one percent of the full price of each Share sold by you.

         Additionally, we may, in our sole discretion pay you a one-half percent marketing fee, which will be based on such factors as volume of Shares sold by you, marketing support and bona fide conference fees incurred. We may in our sole discretion pay Selling Commissions of $0.50 per Share sold for Shares purchased under the DRIP.

         You may elect, in your sole discretion, to not accept any Selling Commission for Shares that you sell. In that event, these Shares shall be sold net of all Selling Commissions and the marketing fee, at a price per Share of $9.35.

         No payment of commissions or the Selected Dealer Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company. Selling Commissions and the Selected Dealer Fee will be paid on each Closing Date with respect to Shares sold to purchasers whose Shares are issued on such Closing Date. Selling Commissions and the Selected Dealer Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur. Purchases of Shares by W. P. Carey & Co. LLC, its Affiliates or any Selected Dealer or any of their employees shall be net of commissions.

         In no event shall the aggregate underwriting compensation to be paid to us, you and the other Selected Dealers in connection with the Offering and sale of the Shares exceed 10% of the gross proceeds of the Offering (not including due diligence expenses of up to one-half percent of the gross proceeds of the Offering).
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         Orders for Shares (each an "Order") must be made during the offering period described in the Prospectus (except for Orders made pursuant to the DRIP, which may be made on an ongoing basis, pursuant to the terms of the DRIP). An order form, in the form attached to the Prospectus, (each an "Order Form") must be used in placing an Order for investors residing in certain states and, for all other investors, Orders may be placed through such procedures as are normally used by you for the sale of REIT shares and agreed to by the Company. Persons desiring to purchase Shares are required to comply with such procedures and, in certain states, to execute or have executed on their behalf one copy of the Order Form. Subscribers purchasing shares by check must make such checks payable to the Escrow Agent. By noon of the business day following receipt of funds by you, either by check or by a sweep of customer accounts, you will deliver via overnight delivery service a check payable to The Bank of New York, Escrow Agent, or other acceptable form of payment, for the full amount of each Order along with an Order Form for each such Order and a list showing the name, address and telephone number of, the social security number or taxpayer identification number of, the number of Shares purchased, any election to participate in the DRIP by, and the total dollar amount of the investment by, each investor on whose behalf a check or other payment is delivered. You will advise The Bank of New York whether the funds you are submitting are attributable to individual retirement accounts, Keogh plans, or any other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or from some other type of investor.

         All Orders solicited by you will be strictly subject to review and acceptance by the Company, and the Company reserves the right in its absolute discretion to reject any such Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. You agree to maintain, for at least six years, records of the information used by you to determine whether an investment in Shares is suitable and appropriate for a potential investor in Shares.

         If the Company elects to reject an Order (such rejection to occur within 30 days after receipt by the Company of such Order), the Company shall, within 10 business days after such rejection, inform you of such rejection and return the funds (and any interest earned thereon) and other documents submitted by the rejected purchaser to you for transmission to such purchaser. If no notice of rejection is received by you with the foregoing time limits or if funds submitted by the purchaser are released from escrow to the Company within the foregoing time limits, the Order shall be deemed accepted.

         You agree that you will use your best efforts in offering the Shares and will offer the Shares only in jurisdictions in which you are currently registered as a securities dealer and only in accordance with the securities laws of such jurisdictions.

         You covenant and agree with respect to your participation in the Offering to comply with any applicable requirements of the Securities Act of 1933 (the "`33 Act") and of the Securities Exchange Act of 1934 (the "`34 Act"), and the published rules and regulations of the Securities and Exchange Commission thereunder, and the Conduct Rules of the NASD including but not limited to Rule 2730, Rule 2740 and IM 2740, Rule 2420 and IM 2420 and Rule 2750 and IM 2750.
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         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Offering. Neither you nor any other person is authorized to give any information or make any representations other than those contained in the Prospectus and sales literature furnished by the Company in connection with the Offering, and you agree not to give any such information or make any such representations. You acknowledge that we will rely upon your agreements in this paragraph and in the preceding paragraph in connection with the Sales Agency Agreement. No Selected Dealer is authorized to act as agent for us when offering any of the Shares to the public or otherwise, it being understood that you and each other Selected Dealer are independent contractors with us. Nothing herein contained shall constitute you or the Selected Dealers an association, unincorporated business, partnership or separate entity with each other or an association or partner with us. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not constitute, a waiver by you of compliance with any provision of the '33 Act or of the rules and regulations thereunder.

         The Company will provide you with such number of copies of the enclosed Prospectus and such number of copies of amendments and supplements thereto, and certain supplemental sales material prepared by the Company, as you may reasonably request for use by you in connection with the offer and sales of the Shares. In the event you elect to use any such supplemental sales material, you agree that such material shall not be used in connection with the offer and sale of the Shares unless accompanied or preceded by the Prospectus as then currently in effect and as it may be amended or supplemented in the future, and you expressly agree not to prepare or use any sales material other than the approved sales material. To the extent that information is provided to you marked "For Broker/Dealer Use Only," "Internal Use Only" or with other similar language, you covenant and agree not to provide such information to prospective investors. You agree that you will not use any other offering materials without the prior written consent of the Company and us.

         This Selected Dealer Agreement shall terminate at the close of business on the 45th day after the completion of the sale of all of the Shares by the Company, unless earlier terminated or unless the Sales Agency Agreement is terminated, in which event this Selected Dealer Agreement will automatically terminate. Either party may terminate this Selected Dealer Agreement at any time by written notice, and we shall notify you promptly in the event of any early termination of this Selected Dealer Agreement.

         We will furnish to you a Blue Sky Memorandum naming the jurisdictions in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such jurisdictions, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         Your obligations under this Selected Dealer Agreement shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company under the Sales Agency Agreement, this Selected Dealer Agreement and the attached Addendum A and to the performance by the Company of its obligations under such agreements and to the terms and conditions set forth in Section 7 of the Sales Agency Agreement.
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         You confirm that you are familiar with '33 Act Release No. 4968 and
Rule 15c2-8 under the '34 Act, relating to the distribution of preliminary and final prospectuses, and confirm that you have complied, and will comply, therewith. You shall not directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by an investor for investment advice as an inducement to such adviser to advise a potential investor to purchase Shares. In addition, you agree not to receive any rebates or give-ups or to participate in any reciprocal business arrangements (other than for the underwriting arrangements described herein) which would violate any restrictions on the Company contained in the Prospectus.

         Addendum A attached hereto is hereby incorporated by reference.

         All representations, warranties and agreements contained in this Selected Dealer Agreement (including Addendum A), the Sales Agency Agreement or in certificates submitted to you pursuant to this Selected Dealer Agreement or Sales Agency Agreement shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, and shall survive the initial closing and termination of the Offering.

         Any communication from you should be in writing addressed to Carey Financial Corporation, 50 Rockefeller Plaza, New York, NY 10020. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this Selected Dealer Agreement is mailed.

         Please confirm your agreement hereto by signing and returning at once to us the enclosed duplicate of this Selected Dealer Agreement (including Addendum A), including the information requested in Schedule A attached thereto. This Selected Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                                            Very truly yours,

CAREY FINANCIAL CORPORATION,
Sales Agent

By:_________________________________        ACCEPTED, as of _______________

Its:________________________________        [Selected Dealer]

CORPORATE PROPERTY ASSOCIATES 15            By:_________________________________
INCORPORATED, the Company

                                            Its:________________________________
By:_________________________________

Its:________________________________
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                     SCHEDULE A TO SELECTED DEALER AGREEMENT

                           SELECTED DEALER INFORMATION

                [PLEASE PRINT OR TYPE ALL REQUESTED INFORMATION]

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SELECTED/DEALER NAME:___________________________________________________________

SELECTED/DEALER ADDRESS:________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

PHONE NUMBER:___________________________________________________________________

NAME OF PERSON SIGNING SELECTED DEALER AGREEMENT:_______________________________

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TITLE OF PERSON SIGNING SELECTED DEALER AGREEMENT:______________________________

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